Exhibit 10.14

EMPLOYEMENT AGREEMENT № 003/08

Moscow                                                                                                        07 November 2008г.

Representation of the company KONSTA REAL ESTATE PROPERTIES MANAGEMENT LLC. (USA) in a to Moscow, represented by Director of representation of Gromova Svetlana Alekseevna, acting in accordance with act of Representation and the Power of attorney from 12.12.2007, called in the further "Employer", on the one hand, and the citizen of the Russian Federation of Sultanov Oleg Flurovitch, passport 92 04 769241, issued by the Central OVD,  Naberezhnyie Chelnyi republics Tatarstan on 06 24.2005, "Worker" called in further, on the other hand, together in the further called "Parties", have concluded the present contract as follows:

1.	SUBJECT OF THE AGREEMENT.

1.1.  The present contract sets the terms and conditions of the employment between the Worker and the Employer.
 Under the present labor contract the Employer undertakes to employ the Worker on the caused labor function, to provide the working conditions stipulated by the labor legislation and other normative legal certificates, containing norms of the labor right, agreements, local statutory acts and the given contract, is duly and in the full size to pay to the Worker wages, and the Worker undertakes to carry out personally the labor function certain by the present contract, to observe the rules of the internal labor schedule operating at the given employer.
 1.2. The worker is hired on a position of the Head of Marketing with a trial period 3 (three) months.
 The start date, means the date from which the Worker will begin working in the Company is November 7, 2008.
 1.3. The existing Employment Agreement is executed on unlimited period of time.
 1.4. The job based on this Employment Agreement is the first and main job for the Worker.
1.5. The Worker is located in the office of the Representative headquarters of the company Местом работы Работника является офис Представительства компании KONSTA REAL ESTATE PROPERTIES MANAGEMENT LLC., at the address: Moscow, 156 Leninskii prospect.
1.6. The Employer can send the Worker to a business trip.

2.	RIGHTS AND RESPONCIBILITIES OF THE WORKER AND THE EMPLOYER.

2.1. The worker carries out his duties in accordance with the current legislation of the Russian Federation, Rules of the internal labour schedule of the Employer, other local statutory acts of the Employer and conditions of the present labour contract.

With a view of execution of the functions the Worker is obliged:

2.1.
1. Conduct researches of the major trends and dynamics of a consumer demand for the goods (service), a parity of a supply and demand on similar kinds of the goods (services), technical and other consumer qualities of the competing goods (services).

2.1.2.
Conduct marketing researches to study market segmentation, the analysis of pricing and preferences of the consumer, the forecast of sales and channels of realization, opening of the new markets, an estimation of efficiency of advertising, activity of competitors, etc.

2.1.3.	Identifies the most effective market segments.
2.1.4.	Analyses consumer demand and pricing elasticity.
2.1.5.	Participates in creation of the advertising campaign.
2.1.6.	Managing adverting campaign in media, direct mail, Internet, etc.
2.1.7.
Organizes the development of printed promotional materials by own forces or forces of the foreign organizations, their testing, gives the offer on design of printed promotional materials or the initial information for their development, supervises updating stocks of these materials. Conducts a tentative estimation of the promotional materials developed by the foreign organizations.

2.1.8.	Analyses the effectiveness of advertising campaigns.

2.2. The Employee is responsible for:
2.2.1. To observe laws and other statutory acts, local statutory acts, conditions of the present Contract.
2.2.2. to employ the Worker, caused by the present Contract.
2.2.3. To provide safety of work and the conditions, meeting the requirements protection and hygiene of work.
2.2.4. To provide to the Worker equal payment for work of equal value.
2.2.5. To pay in the full size wages due to the Worker in the terms established by the Labour code of the Russian Federation, the present Contract.
2.2.6. Leaving outside the employment agreement any from the rights and (or) duties of the Worker and the Employer established by the labor legislation and other normative legal certificates, containing norms of the labor right, local statutory acts, and also the rights and duties of the worker and the employer following from conditions of the collective agreement, agreements, it can not be considered as refusal of realization of these rights or executions of these duties.
3.	SALARY.

3.1. The employer agrees to pay to the worker wages at a rate of 30 000,00 (thirty thousand) roubles.
 3.2. The size of a payment can be changed as agreed. In case of change of the size of a payment the order is published.
 3.3. From the sum of wages of the Worker the Employer pays taxes in sizes and the order, defined by the tax laws.
 3.4. The wages are paid not later than 20th day of next month.
 Advance payment is paid from 25th to 28th days of current month.
 3.5. In case of a delay of payment of wages the Worker has the right to demand indemnification for untimely payment by way of established by the labor legislation of the Russian Federation.
 3.6. The employer can pay premiums to the Worker.

4.	BUSINESS HOURS AND TIME OFF/VACATIONS.

4.1. To the worker 40-hour working week is established.
 4.2. In target (Saturday and Sunday) and holidays work is not made. Work in target and holidays is paid in the double size.
 4.3. Annual paid holiday by duration of 28 calendar days is given to the worker.
4.4. Holiday for the first year of work can be given not earlier than after 6 (six) months from the moment of actual realization by the Worker of the duties from the written approval of the Employer.
 4.5. On family circumstances and other valid reasons for the Worker short-term holiday without preservation of wages can be given.

5.	GUARANTEES & COMPENSATIONS.

5.1. On the worker privileges and the guarantees established by the legislation of the Russian Federation completely extend.
 5.2. The damage, caused to the Worker a mutilation or other damage of health connected with execution by it of the labour duties, is a subject to compensation according to the labour legislation of the Russian Federation.
 5.3. In case of cancellation of the labour contract with the Worker in communication with change of the proprietor of the Society the new proprietor is obliged to pay to the Worker indemnification at a rate of not below three average monthly earnings.

6.	RESPONCIBILITIES OF THE PARTIES.

6.1. The worker and the Employer bear the responsibility by way of, established by the labour legislation of the Russian Federation.

7.	TERMINATION OF THE EMPLOYEMENT.

7.1. Termination of the employment is done by way of and on the bases stipulated by the labor legislation of the Russian Federation

8.	FINAL CONDITIONS.

8.1. In case of occurrence between the Parties of dispute it is a subject to negotiated settlement of the Worker and the Employer.
 8.2. If dispute between the Parties will not be settled as a result of negotiations, it is solved by way of, stipulated by the labor legislation of the Russian Federation.
 8.3. The worker is a subject to obligatory social insurance by way of and on the conditions established by the current legislation of the Russian Federation.
8.4. The present labor contract during its action can be changed or added by its parties. Thus new data are brought directly in the text of the labor contract, and new conditions are defined by appendix to the labor contract or the separate agreement of the parties concluded in writing which are an integral part of the labor contract.
8.5. The present labor contract is terminated on the bases and by way of, stipulated by the current legislation of the Russian Federation.
8.6. All the materials created with participation of the Worker and under tasks of the Employer are the property of the Employer.
8.7. The parties undertake to not disclose a condition of the present labor contract without the mutual consent.
8.8. On all questions which have not found the decision in conditions of the present labor contract, but it is direct or indirectly following of attitudes of the Employer and the Worker on it, the parties of the present labor contract will be guided by positions of the Labor code of the Russian Federation and other corresponding statutory acts of the Russian Federation.
8.9. The present contract is made in duplicate: one copy is stored in affairs of the Society, and another is at the Worker.

9.	REQUISITES OF THE PARTIES

EMPLOYER	WORKER
Representative office of «KONSTA	Sultanov Oleg Flurovitch
REAL ESTATE PROPERTIES MANAGEMENT»	passport 92 04 769241
(USA) in Moscow	issued by Central OVD
109390, Russia, Moscow,	city of Naberezhnyie Chelnyi
1st Tekstilshchikov Street, № 12/9	Republic of Tatarstan
INN/KPP 9909280560/7747516	06.24.2005,
Account 40807810500000000005	registered at:
Bank «МF Bank» (ООО) Moscow	Lipetsk, 73 Oktayabrskaya street, apt.7.
BIK 044579361
C/A 30101810600000000361

SIGNATURES:

Director of Representative office of «KONSTA                                                                                                           Sultanov Oleg Flurovitch
REAL ESTATE PROPERTIES MANAGEMENT»

/Gromova S.А./                                                                                                                                                               /Sultanov О.F./

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